UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 5, 2013

NIC Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26621	52-2077581
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
25501 West Valley Parkway, Suite 300 Olathe, Kansas 66061
(Address of principal executive office)(Zip Code)

(877) 234-3468
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Employment Agreements

On February 5, 2013, NIC Inc. (the "Company") entered into new employment agreements with the following executive officers of the Company: Harry H. Herington, Stephen M. Kovzan, William F. Bradley, Jr., Robert W. Knapp, and Ron E. Thornburgh. Each of the new employment agreements has substantially the same terms, except with respect to job titles and responsibilities, the amount of compensation payable to each executive officer and Mr. Thornburgh's sales commission plan.  Mr. Herington currently serves as the Company's Chief Executive Officer, and is entitled to a minimum annual base salary of $465,500 under his employment agreement.  Mr. Kovzan currently serves as the Company's Chief Financial Officer, and is entitled to a minimum annual base salary of $297,000 under his employment agreement.  Mr. Bradley currently serves as the Company's Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, and is entitled to a minimum annual base salary of $297,000 under his employment agreement.  Mr. Knapp currently serves as the Company's Chief Operating Officer, and is entitled to a minimum annual base salary of $297,000 under his employment agreement.  Mr. Thornburgh currently serves as the Company's Senior Vice President of Business Development, and is entitled to a minimum annual base salary of $243,500 under his employment agreement.  At its meeting on February 5, 2013, the Board, based upon the recommendation of the Compensation Committee, increased the salaries reflected above by three percent (3%) for 2013.  The new employment agreements entitle each executive to (i) participate, at a level commensurate with his position, in the Company's annual performance-based cash bonus plan and long-term incentive plan, (ii) paid vacation, (iii) a death and disability insurance program devised for the executive officers and (iv) other benefits that are available generally to Company employees.

Each of the employment agreements has a three-year term, and unless notice is provided at least six months prior to the end of the respective term, automatically renews for additional three-year terms.  The Company may terminate the employment of the executive at any time, with or without cause.  The executive may voluntarily terminate his employment for "good reason" or at any time and for any reason.

If the Company terminates the executive without cause or if the executive resigns for "good reason" (defined as (a) any material reduction in the executive's compensation, (b) requiring the executive to relocate more than 60 miles from the Company's current location, or (c) any material breach of the employment agreement by the Company), the executive is entitled to receive, in addition to accrued and unpaid compensation and benefits through the termination date, (i) a lump sum severance payment equal to the sum of (A) two times the executive's base salary, (B) two times the executive's largest annual cash incentive bonus during the preceding three annual incentive periods, and (C) the amount of any award for such year of termination as if the target performance for such plan year had been achieved (subject to certain limitations relating to Section 162(m) of the Internal Revenue Code); (ii) with respect to equity incentives, (A) for time-based or service-based equity awards, accelerated exercisability, vesting or the lapse of restrictions, as the case may be, for such awards, and (B) for performance-based equity awards, payments or vesting as if the target performance had been achieved (subject to certain limitations relating to Section 162(m) of the Internal Revenue Code); and (iii) a lump sum payment equal to 150% of the Company's portion of annual costs associated with the medical and health benefits coverage of the executive, and if applicable, the executive's family.

If the Company terminates the executive for "cause" (defined as the executive's conviction of a felony or the willful and deliberate failure of the executive to perform his customary duties (other than any failure resulting from incapacity due to physical or mental illness, death or disability)), or the executive voluntarily terminates his employment without good reason, the executive will receive only (a) accrued and unpaid salary through the termination date, (b) earned but unpaid annual bonus for a previously completed fiscal year, (c) reimbursement of reimbursable expenses, (d) COBRA continuation coverage benefits and other employee benefits through the termination date, and (e) such other compensation, if any, which the Company's Board of Directors may elect to pay or grant.

As described further below, the executive may be entitled to certain severance pay if a "change in control" of the Company occurs, and within either the six-month period ending on the change of control date or the 18-month period beginning on the change of control date, the executive's employment is terminated without cause or the executive terminates employment for good reason.  In such event, the executive will receive, in addition to accrued and unpaid compensation and benefits through the termination date, (a) a lump sum severance payment equal to the sum of (i) two times the executive's base salary, (ii) two times the executive's largest annual cash incentive bonus during the preceding three annual incentive periods, and (iii) the amount of any award for such year of termination as if the target performance for such plan year had been achieved; (b) with respect to equity incentives, (i) for time-based or service-based equity awards, accelerated exercisability, vesting or the lapse of restrictions, as the case may be, for such awards, and (ii) for performance-based equity awards, accelerated exercise, vesting or lapse of restrictions, as the case may be, for such awards, as if target performance for such award had been achieved; and (c) a lump sum payment equal to 150% of the Company's portion of annual costs associated with the medical and health benefits coverage of the executive, and if applicable, the executive's family. The employment agreements provide for reductions in the amounts payable to the extent the present value of such amounts would more likely than not be non-deductible under Section 280G of the Internal Revenue Code.

Under the employment agreements, a change in control will be deemed to have occurred if (a) any person (other than a trustee or a fiduciary holding securities under the Company's employee benefit plan) becomes the beneficial owner (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of 30% or more of the Company's Common Stock, (b) a merger or consolidation of the Company is consummated with another company, other than a merger or consolidation in which the stockholders of the Company own 50% or more of the voting stock of the surviving corporation, (c) "continuing directors" (defined to include current Board members and future directors approved by a majority of continuing directors) no longer constitute at least a majority of the Company's board, (d) the sale of all or substantially all of the assets of the Company or (e) the liquidation or dissolution of the Company.

In the event of the executive's death, the executive's designated beneficiaries shall be entitled to the proceeds of the executive's life insurance proceeds from the executive's Company-provided life insurance policy, which is a 20-year term policy for two times the executive's base salary.  If the Company terminates the executive's employment due to disability (as defined in the Company's disability policies), the executive is entitled to receive salary and certain benefits for a period of one year, reduced by disability payments under the Company's disability policy or under the Social Security disability program.  If the executive is disabled for 365 days or longer, he is eligible for a one million lump sum payment from the insurance carrier.

Under the employment agreement, each executive is required to enter into proprietary information and inventions agreement and a non-competition agreement.

The foregoing description of the employment agreements is a summary of, and does not purport  to be a complete description of, the employment agreements, copies of the which will be filed with the Securities and Exchange Commission ("SEC") as exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Management Annual Incentive Plan

On February 5, 2013, the Board of Directors of the Company approved a Management Annual Incentive Plan ("Annual Plan") in order to provide for the grant of annual cash incentive awards to key employees, which may include awards which are intended to qualify as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code.  The new Annual Plan replaces the prior version of the plan, which was filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q filed by the Company with the SEC on May 12, 2008. The principal changes made in the new Annual Plan were to include provisions relating to Section 162(m) for certain awards granted in 2013 and thereafter.

Under the Annual Plan, any awards intended to comply with Section 162(m) must also comply with the terms of the NIC Inc. Executive Incentive Plan, which was approved by stockholders of the Company in 2012. The Executive Incentive Plan is intended to provide a framework for granting performance-based compensation under the Company's other compensation plans and programs, such as the Annual Plan, which is deductible under Section 162(m). Because of the uncertainties associated with the application and interpretation of Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible.

The Annual Plan is administered by the Compensation Committee ("Committee") of the Board of Directors, and determinations by the Committee are final, binding and conclusive on all parties.  Key employees of the Company as determined by the Committee are eligible to participate in the Annual Plan. Each year, the Committee may establish incentive opportunities under the Annual Plan for each participant, including the performance measures and associated weightings for incentive calculations under the Annual Plan. If the Committee determines that a participant may be a "covered employee" under Section 162(m) at the end of the Company's applicable fiscal year, the Committee may in its discretion determine to make an award that is intended to qualify as "performance-based compensation" under Section 162(m). The Annual Plan provides various possible performance measures, and provides that for any award that is intended to qualify as "performance-based compensation" under Section 162(m), the performance measures shall be one or more of those measures described in the Executive Incentive Plan. The Committee maintains sole discretion to adjust awards under the Plan downward for legitimate and reasonable performance reasons.

The Annual Plan provides that a participant who dies or experiences a disability will receive a pro rata award based on actual days worked during the year if the applicable performance goals are ultimately satisfied. A participant who retires will receive a pro rata award based on actual performance as measured at the end of the year, subject to any required severance agreement. In the event of other terminations of employment, all awards not yet paid under the Annual Plan will be canceled, provided that the Committee may, in its sole discretion, consider pro rata awards in certain circumstances, subject to Section 162(m). Under the Annual Plan, subject to the terms of any employment agreement, a participant's award will immediately pay out upon the occurrence of a change in control (as defined in the Annual Plan) as if target performance for the applicable plan year had been achieved.

The Annual Plan may be amended or discontinued by the Committee at any time without prior notification to participants.  However, no amendment may adversely affect an outstanding award made under the Annual Plan.

The foregoing description of the Annual Plan is a summary of, and does not purport to be a complete description of, the Annual Plan, a copy of which will be filed with the SEC as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012. The foregoing description of the Executive Incentive Plan is a summary of, and does not purport to be a complete description of, the Executive Incentive Plan, and is qualified in its entirety by reference to the Executive Incentive Plan, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on May 2, 2012.

Exercise of Discretion for 2012 Annual Cash Incentive Awards

On February 5, 2013, the Committee determined the amount of cash compensation payable to certain executive officers under the Company's 2012 annual cash incentive program. The Committee determined the Company's actual performance for each of the three performance criteria (operating income, total revenue and cash flow return on invested capital (excluding income taxes)) under the 2012 annual cash incentive program. Based upon these results, the Committee determined that the participating executive officers had earned the following cash award amounts: Mr. Herington, $292,831; and Messrs. Kovzan, Bradley and Knapp, $140,125. The calculated annual cash incentive award for Mr. Herington was 63% of his annual base salary.  The calculated annual cash incentive award for Messrs. Kovzan, Bradley and Knapp was 47% of their annual base salaries.

As previously disclosed, beginning in 2011, the Committee added a discretionary component to the annual cash incentive program whereby the Committee could adjust the calculated annual cash incentive amount (based on actual results vs. target) upward or downward by up to 20% based on the Company’s relative performance to market and/or its peer group for the performance period.  In addition, the Committee has the authority to pay discretionary bonuses based upon other factors, such as individual performance. On February 5, 2013, the Committee approved an increase to the calculated annual cash incentive amounts payable to these executive officers by 20%, resulting in the following additional amounts payable for 2012: Mr. Herington, $58,566; and Messrs. Kovzan, Bradley and Knapp, $28,025. The Committee approved an award to these additional amounts in part in recognition of the Company's strong financial performance, including total shareholder return, compared to its peer group and the broader market in general during 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIC INC.

	By:	/s/ William F. Bradley, Jr.
William F. Bradley, Jr.
Chief Operating Officer, General Counsel and Secretary

Date: February 8, 2013